Filed pursuant to Rule 424(b)(5)
Registration No. 333-194224

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, March 9, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated February 28, 2014)

$

% Senior Notes due

% Senior Notes due

We are offering $             aggregate principal amount of our         % Senior Notes due             , which we refer to as the              Notes, and $             aggregate principal amount of our         % Senior Notes due             , which we refer to as the              Notes, and together with the              Notes, the Senior Notes. We will pay interest on the Senior Notes semi-annually in arrears on             and             of each year, beginning              2015. The              Notes will mature on ,              and the              Notes will mature on             ,         unless redeemed prior thereto. We may, at our option, redeem the Senior Notes of either or both series, in whole at any time or in part (as to any series) from time to time at the applicable redemption prices described in this prospectus supplement under “Description of the Senior Notes — Redemption at Our Option.” If we experience a change of control repurchase event, we may be required to offer to repurchase all of the Senior Notes of each series from holders.

The Senior Notes will be our general unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated obligations. The Senior Notes will be effectively subordinated to any of our existing or future secured debt to the extent of the value of the assets securing such debt and will be structurally subordinated to all existing and future liabilities and any preferred equity of our subsidiaries.

The Senior Notes of each series are a new issue of securities with no established trading market. We will not list the Senior Notes of either series on any securities exchange or on any automated dealer quotation system.

Investing in the Senior Notes involves risks. See the section entitled “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2014 and beginning on page S-5 of this prospectus supplement.

	Per Note		Total	Per Note		Total
Public offering price(1)		%	$		%	$
Underwriting discounts		%	$		%	$
Proceeds, before expenses, to us(1)		%	$		%	$

(1)	Plus accrued interest, if any, from , 2015, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Senior Notes of each series to purchasers in book-entry only form through The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, on or about                 , 2015.

Joint Book-Running Managers

BofA Merrill Lynch	Deutsche Bank Securities	Wells Fargo Securities

The date of this prospectus supplement is                     , 2015

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information appearing or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Senior Notes of each series that we are offering and other matters relating to us and this offering. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the Senior Notes of either series we are offering. The description of the terms of the Senior Notes of each series in this prospectus supplement supplements, and to the extent inconsistent replaces, the description in the accompanying prospectus under “Description of Debt Securities.” Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Except as used in “Description of the Senior Notes,” as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” “the company,” “BWA” and “BorgWarner” refer to BorgWarner Inc. and its consolidated subsidiaries. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America.

This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive (as defined herein under “Underwriting — Selling Restrictions — European Economic Area”).

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal, accounting or tax advice. You should consult your own business advisors, counsel, accountants and other advisors for investment, legal, accounting, tax and related advice regarding your purchase of Senior Notes. We are not making any representation to you regarding the legality of an investment in Senior Notes under applicable investment or similar laws.

You should read and consider all of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

FORWARD-LOOKING STATEMENTS

Statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act, 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “initiative,” “intends,” “outlook,” “plans,” “potential,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include: fluctuations in domestic or foreign vehicle production, the continued use by original equipment manufacturers of outside suppliers, fluctuations in demand for vehicles containing our products, changes in general economic conditions, as well as the other risks described under the section entitled “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2014 and beginning on page S-5 of this prospectus supplement. We do not undertake any obligation to update any forward-looking statements, except as required by law.

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SUMMARY

This summary highlights information from this prospectus supplement and the accompanying prospectus. It is not complete and does not contain all of the information that you should consider before making a decision to invest in our Senior Notes. We encourage you to read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in their entirety before making an investment decision, including the information set forth under the heading “Risk Factors.”

The Company

We are a leading global supplier of highly engineered automotive systems and components primarily for powertrain applications. Our products help improve vehicle performance, fuel efficiency, stability and air quality. These products are manufactured and sold worldwide, primarily to original equipment manufacturers, or OEMs, of light vehicles (passenger cars, sport-utility vehicles, vans and light trucks). Our products are also sold to other OEMs of commercial vehicles (medium-duty trucks, heavy-duty trucks and buses) and off-highway vehicles (agricultural and construction machinery and marine applications). We also manufacture and sell our products to certain Tier One vehicle systems suppliers and into the aftermarket for light, commercial and off-highway vehicles. We operate manufacturing facilities serving customers in the Americas, Europe and Asia and are an original equipment supplier to every major automotive OEM in the world.

BorgWarner is a corporation organized under the laws of the State of Delaware. Our principal office is located at 3850 Hamlin Road, Auburn Hills, Michigan 48326, our telephone number is (248) 754-9200 and our website address is borgwarner.com. The information on our website is not incorporated by reference in, and does not form a part of, this prospectus supplement or the accompanying prospectus.

The Offering

The summary below describes the principal terms of the Senior Notes of each series. Certain of the terms described below are subject to important limitations and exceptions. The “Description of the Senior Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms of the Senior Notes of each series. As used in this section, “we,” “our” and “us” refer solely to BorgWarner Inc., and not to its consolidated subsidiaries.

Issuer	BorgWarner Inc.

Notes Offered	$ aggregate principal amount of % Senior Notes due .

$         aggregate principal amount of     % Senior Notes due            .

Maturity	Unless redeemed earlier, the Notes will mature on , and the Notes will mature on , .

Interest	The Notes will bear interest at a rate of % per year. The Notes will bear interest at a rate of % per year. Interest will be payable semiannually in arrears on and of each year, beginning on , 2015.

Optional Redemption	We may, at our option, redeem the Senior Notes of either or both series, in whole at any time or in part (as to any series) from time to time, prior to (i) with respect to the Notes, , ( months prior to the stated maturity date of the Notes), and (ii) with respect to the Notes, , ( months prior to the stated maturity date of the Notes), for cash, at the redemption price equal to the greater of:

•	100% of the principal amount of the Senior Notes of the applicable series to be redeemed; and

•	the sum of the present values of the principal amount of and remaining scheduled payments of interest on the Senior Notes of the applicable series to be redeemed (excluding unpaid interest accrued to, but excluding, the redemption date), discounted to the redemption date on a semi-annual basis at the Treasury Rate (as defined below) plus basis points, in the case of the Notes, or basis points, in the case of the Notes, as applicable;

plus, in each case, unpaid interest, if any, accrued thereon to, but excluding, the redemption date.

In addition, (i) with respect to the Notes, at any time on or after , ( months prior to the stated maturity date of the Notes), we may, at our option, redeem the Notes and (ii) with respect to the Notes, at any time on or after , ( months prior to the stated maturity date of the Notes), we may, at our option, redeem the Notes, in each case, in whole at any time or in part (as to any series) from time to time, for cash, at a redemption price equal to 100% of the principal amount of the Notes or the Notes, as the case may be, to be redeemed, plus unpaid interest, if any, accrued thereon to, but excluding, the redemption date.

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months. See “Description of the Senior Notes — Redemption at Our Option.”

Offer to Repurchase Upon Change of Control Repurchase Event	If a change of control repurchase event (as defined herein) occurs with respect to a series of Senior Notes, unless we have exercised our right to redeem those Senior Notes, we will make an offer to each holder of those Senior Notes to repurchase all or any part of that holder’s Senior Notes at a purchase price in cash equal to 101% of the aggregate principal amount of such Senior Notes plus unpaid interest, if any, accrued thereon to, but excluding, the repurchase date. See “Description of the Senior Notes — Change of Control Repurchase Event.”

Ranking	The Senior Notes will be our general unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated obligations. The Senior Notes will be effectively subordinated to any of our existing or future secured debt to the extent of the value of the assets securing such debt and will be structurally subordinated to all existing and future liabilities and any preferred equity of our subsidiaries. See “Description of the Senior Notes — Ranking.”

As of December 31, 2014, on an unconsolidated basis we had $1,210.4 million of outstanding indebtedness, none of which was secured, and our subsidiaries collectively had liabilities of $129.6 million, in each case, excluding inter-company indebtedness. As of such date, our subsidiaries had no preferred equity outstanding.

Certain Covenants	The indenture governing the Senior Notes will limit our and our subsidiaries ability to:

•	incur indebtedness secured by principal properties or the stock or indebtedness of subsidiaries that own principal properties;

•	enter into sale and leaseback transactions; and

•	enter into certain mergers, consolidations and transfers of substantially all of our assets.

However, these limitations are subject to numerous exceptions. See “Description of Debt Securities — Senior Debt — Limitation on Liens,” “Description of Debt Securities — Senior Debt — Limitation on Sale/Leaseback Transactions” and “Description of Debt Securities — Consolidation, Merger and Sale of Assets” in the accompanying prospectus.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, repurchasing shares of our common stock pursuant to our previously announced repurchase program and repaying U.S. short-term indebtedness. See “Use of Proceeds.”

Denominations	The Senior Notes of each series will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Further Issues	We may, without the consent of the existing holders of the Senior Notes of either series, issue additional debt securities having the same terms as the Senior Notes of such series (other than the issue date, date from which interest begins to accrue and initial interest payment date) so that the Senior Notes of such series and the new debt securities form a single series under the indenture governing the Senior Notes. See “Description of the Senior Notes — General.”

Risk Factors	You should carefully consider the risks described under the section entitled “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2014 and beginning on page S-5 of this prospectus supplement, and all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Governing Law	State of New York.

Trustee	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

An investment in the Senior Notes involves certain risks. You should carefully review and consider the risks described below, as well as “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2014, and all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected by any of these risks. Our ability to service our debt, including the Senior Notes, and the market prices and liquidity of the Senior Notes of each series could decline due to any of these risks, and you may lose all or part of your investment. Please note that additional risks not presently known to us or that we currently deem immaterial may also materially and adversely affect us.

Risks Relating to Our Business

Certain risks relating to us and our business are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully review and consider this information.

Risks Relating to the Senior Notes

The Senior Notes Are Effectively Subordinated to Any Secured Debt and Any Liabilities and Preferred Equity of Our Subsidiaries.

The Senior Notes are our general unsecured and unsubordinated obligations. Accordingly, the Senior Notes will rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the Senior Notes, equal in right of payment to our existing and future indebtedness that is not subordinated, junior in right of payment to any future secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness and other liabilities and any preferred equity of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt will be available to pay obligations on the Senior Notes only after such secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay any or all amounts due on Senior Notes then outstanding.

As of December 31, 2014, on an unconsolidated basis we had $1,210.4 million of outstanding indebtedness, none of which was secured, and our subsidiaries collectively had liabilities of $129.6 million, in each case, excluding inter-company indebtedness. As of such date, our subsidiaries had no preferred equity outstanding.

The Senior Notes Are Solely Our Obligations, and a Portion of Our Operations Are Conducted through, and a Portion of Our Consolidated Assets Are Held by, Our Subsidiaries.

The Senior Notes are solely our obligations and are not guaranteed by any of our subsidiaries. A portion of our operations are conducted through, and a portion of our consolidated assets are held by, our subsidiaries. Accordingly, our ability to service our debt, including the Senior Notes, depends partially on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the Senior Notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the Senior Notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Our Failure to Remain in Compliance with the Covenants in Our Multi-Currency Revolving Credit Facility or Term Loan May Result in an Event of Default.

Our multi-currency revolving credit facility contains covenants that we believe are customary for credit facilities of this nature, including requiring us to meet specified financial ratios and financial tests. Our ability to borrow under our multi-currency revolving credit facility will depend upon satisfaction of these covenants. Events beyond our control can affect our ability to meet those covenants. Our multi-currency revolving credit facility contains covenants restricting our ability to, among other things: (i) create, incur or assume additional debt (including hedging arrangements), (ii) incur liens or engage in sale/leaseback transactions, (iii) make loans and investments, (iv) guarantee obligations, (v) engage in certain mergers, acquisitions and asset sales, and (vi) change the nature of our business and the business conducted by our subsidiaries. We are also required to comply with financial covenants with respect to a maximum leverage ratio.

If we are unable to meet the terms of our financial or other covenants, or if we breach any of these covenants, a default could occur under our multi-currency revolving credit facility. A default, if not waived by our lenders, could result in the acceleration of our borrowings thereunder and other outstanding indebtedness, including the Senior Notes, and cause our debt to become immediately due and payable. In addition, our ability to further access borrowings under the multi-currency revolving facility, and potentially other facilities, would cease. If acceleration occurs, we may not be able to repay our debt and may not be able to obtain sufficient funds to refinance our debt. Even if new financing is offered to us, it may not be on terms acceptable to us.

The Senior Notes Do Not Restrict Our Ability to Incur Additional Debt or Prohibit Us from Taking Other Action That Could Negatively Impact Holders of the Senior Notes.

We are not restricted under the terms of the indenture or the Senior Notes from incurring additional indebtedness. The terms of the indenture limit our ability to incur indebtedness secured by principal properties or the stock or indebtedness of subsidiaries that own principal properties, to enter into sale and leaseback transactions and to enter into certain mergers or consolidations and to transfer substantially all of our assets. However, these limitations are subject to numerous exceptions. In addition, the Senior Notes do not require us to achieve or maintain any minimum financial results relating to our financial condition, liquidity or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt with assets other than principal properties, or take a number of other actions that are not limited by the terms of the indenture and the Senior Notes, including repurchasing subordinated indebtedness or common stock or paying dividends or making other distributions to our stockholders, could have the effect of diminishing our ability to make payments on the Senior Notes when due, causing a decline in the market price or liquidity of your Senior Notes and increasing the risk that the credit rating(s) of the Senior Notes is lowered, placed on negative outlook or watch or withdrawn.

We May Not Have Sufficient Cash to Repurchase the Senior Notes upon the Occurrence of a “Change of Control Repurchase Event.”

We may be required to offer to repurchase all of the Senior Notes upon the occurrence of a change of control repurchase event. We may not, however, have sufficient cash at that time or have the ability to arrange necessary financing on acceptable terms to repurchase all of the Senior Notes under such circumstances. If we are unable to repurchase all of the Senior Notes upon the occurrence of a change of control repurchase event, it would result in an event of default under the indenture governing the Senior Notes of the applicable series. A default under the indenture could also lead to a default under the agreements governing our existing or future debt. If the repayment of the related debt were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay all such debt and repurchase the Senior Notes.

Our Financial Performance and Other Factors Could Adversely Impact Our Ability to Make Payments on the Senior Notes.

Our ability to make scheduled payments with respect to our debt, including the Senior Notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. Our historical financial results have been, and we anticipate that our future financial results will be, subject to fluctuations. We cannot assure you that our business will generate sufficient cash flow from our operations or that future financing will be available to us in an amount sufficient to enable us to service our debt, including the Senior Notes.

We Cannot Assure You That Active Trading Markets Will Develop for the Senior Notes.

The Senior Notes of each series are a new issue of securities with no established trading market. We will not list the Senior Notes of either series on any securities exchange or to arrange for quotation on any interdealer quotation system. We have been informed by the underwriters that they intend to make a market in the Senior Notes of each series after completion of the respective offerings. However, the underwriters may cease their market-making at any time without notice. As a result, we cannot assure you that active trading markets will develop for the Senior Notes of either or both series, or at all. Even if active trading markets do develop, they may not be maintained. If an active trading market for the particular series of Senior Notes fails to develop or is not maintained, the market price and liquidity of such Senior Notes may be adversely affected. In that case, you may not be able to sell your Senior Notes at a particular time or you may not be able to sell your Senior Notes at a favorable price, or at all.

Ratings of the Senior Notes May Not Reflect All Risks of an Investment in the Senior Notes.

We expect that the Senior Notes will be rated initially by at least one nationally recognized statistical rating organization. The ratings of our Senior Notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the Senior Notes. These ratings do not comment as to market prices or suitability for a particular investor. In addition, ratings at any time may be lowered, placed on negative outlook or watch or withdrawn in their entirety. The ratings of the Senior Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or market prices of, your Senior Notes.

We May Choose to Redeem the Senior Notes of Either or Both Series When Prevailing Interest Rates Are Relatively Low.

The Senior Notes of each series are redeemable at our option and we may choose to redeem some or all of the Senior Notes in whole at any time or in part (as to any series) from time to time, especially when prevailing interest rates are lower than the rate borne by the Senior Notes of such series. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Senior Notes being redeemed. Our redemption right also may adversely affect your ability to sell your Senior Notes as the optional redemption date or period approaches.

Our Management Will Have Broad Discretion in Allocating the Net Proceeds of This Offering.

Our management has significant flexibility in applying the net proceeds we expect to receive in this offering. We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, repurchasing shares of our common stock pursuant to our previously announced repurchase program and repaying U.S. short-term indebtedness. Because the net proceeds are not required to be allocated to any specific investment or transaction, you cannot determine at this time the value or propriety of our application of the proceeds, and you may not agree with our decisions. In addition, our use of the proceeds from this offering may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could have a negative impact on our business, results of operations, liquidity, financial condition or prospects. See “Use of Proceeds.”

An Increase in Market Interest Rates Will Likely Result in a Decrease in the Market Prices of the Senior Notes.

In general, as market interest rates rise, debt securities bearing interest at a fixed rate generally decline in value. Consequently, if you purchase Senior Notes and market interest rates increase, the market prices of the Senior Notes will likely decline. We cannot predict the future level of market interest rates.

If You Are Able to Resell Your Senior Notes, Many Other Factors May Affect the Price You Receive, Which May Be Lower than You Believe to Be Appropriate.

If you are able to resell your Senior Notes, the price you receive will depend on many other factors that may vary over time, including:

•	our historical and anticipated results of operations, liquidity and financial condition;

•	analysts’ expectations of our future results of operations, liquidity and financial condition or the prospects for our industry in general;

•	the amount of debt we have outstanding;

•	the market for similar securities;

•	market interest rates;

•	the liquidity of the market in which the Senior Notes trade;

•	the redemption and repayment features of the Senior Notes; and

•	the time remaining to maturity of your Senior Notes.

As a result of these factors, you may only be able to sell your Senior Notes at prices below those you believe to be appropriate, including prices below the price you paid for them, or at all.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the Senior Notes will be approximately $          million, after deducting underwriting discounts and offering expenses payable by us. We intend to use all of the net proceeds from the sale of the Senior Notes for general corporate purposes, including, but not limited to repurchasing shares of our common stock pursuant to our previously announced repurchase program and repaying our U.S. short-term indebtedness, including our outstanding commercial paper. As of March 6, 2015, we had outstanding approximately $586.0 million of commercial paper and other U.S. short-term indebtedness with a weighted average maturity of 16 days and a weighted average interest rate of 0.46% per annum.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each year in the five-year period ended December 31, 2014.

	Year Ended December 31,
	2014 Pro Forma(a)	2014 Actual	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges	x	16.95x	15.85x	11.98x	8.58x	6.33x

(a)	The ratio of earnings to fixed charges for the year ended December 31, 2014 has been adjusted on a pro forma basis to give effect to the offer and sale of the Senior Notes offered hereby and the intended application of the net proceeds from the sale of the Senior Notes as contemplated under “Use of Proceeds” above.

For the purposes of computing this ratio, “earnings” consist of income from continuing operations before income taxes, non-controlling interest in earnings or losses of consolidated subsidiaries and income from equity affiliates plus (i) amortization of previously capitalized interest, (ii) distributed income from equity affiliates and (iii) fixed charges, minus interest capitalized during the period. “Fixed charges” consist of (i) interest incurred and amortization of debt expense plus (ii) the portion of rent expense representative of the interest factor.

CAPITALIZATION

The following table sets forth, as of December 31, 2014, our consolidated cash and cash equivalents, short-term debt and total long-term debt and equity on an actual basis and as adjusted to give effect to the sale of the Senior Notes and the application of the net proceeds therefrom as contemplated under “Use of Proceeds” above. You should read this table in conjunction with our consolidated financial statements and related notes which are incorporated by reference in this prospectus supplement.

	As of December 31, 2014
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$797.8	$

Short-term debt	$601.2	$

Long-term debt:
Notes outstanding	$651.6		$651.6
Notes offered hereby	—
Notes offered hereby	—
Other	87.2		87.2

Current portion of long-term debt	(22.5)		(22.5)

Total long-term debt, net of current portion	716.3

Equity
Common stock	2.5		2.5
Capital in excess of par value	1,112.4		1,112.4
Retained earnings	3,717.1		3,717.1
Treasury stock, at cost	(832.2)		(832.2)
Accumulated other comprehensive loss	(383.6)		(383.6)

Total BorgWarner Inc. stockholders’ equity	3,616.2		3,616.2
Equity attributable to noncontrolling interests	74.7		74.7

Total equity	3,690.9		3,690.9

Total long-term debt and equity	$4,407.2	$

DESCRIPTION OF THE SENIOR NOTES

Set forth below is a description of the specific terms of the Senior Notes. This description supplements, and should be read together with, the description of the general terms and provisions of the Senior Notes, some of which may not apply to this offering, set forth in the accompanying prospectus under the caption “Description of Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus and the Senior Note Indenture, or the “Indenture” dated as of September 23, 1999, as supplemented, between BorgWarner and The Bank of New York Mellon Trust Company, N.A. (successor in interest to The Chase Manhattan Trust Company, National Association), as trustee. The Indenture has been qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” The terms of the Indenture are those provided therein and those made a part of the Indenture by the Trust Indenture Act. The Senior Notes will constitute debt securities under the Indenture as described in the accompanying prospectus. In addition to the Senior Notes, we may issue, from time to time, other series of debt securities under the Indenture. Such other series will be separate from and independent of the Senior Notes.

General

The          Notes will initially be limited to an aggregate principal amount of $         million, and the          Notes will initially be limited to an aggregate principal amount of $         million. We may, from time to time, without the consent of the existing holders of the Senior Notes of either series, issue additional debt securities having the same terms as the Senior Notes of such series (other than the issue date, date from which interest begins to accrue and initial interest payment date) so that the Senior Notes of such series and the new debt securities form a single series under the Indenture.

The Senior Notes are to be issued under the Indenture, which is more fully described in the accompanying prospectus.

The          Notes and the          Notes will bear interest at the rate set forth on the cover of this prospectus supplement from             , 2015, payable on          and          of each year, beginning on                     , 2015, to the persons in whose names the Senior Notes are registered at the close of business on the          and         , as the case may be, immediately preceding such          and        . Interest on the Senior Notes will be computed on the basis of a 360-day year of twelve 30-day months. The          Notes will mature on             ,     and the             Notes will mature on             ,     . The Senior Notes will not be entitled to the benefits of, or be subject to, any sinking fund.

If any interest payment date falls on a day that is not a business day, the interest payment shall be postponed to the next succeeding business day, and no interest on such payment shall accrue for the period from and after such interest payment date. If the scheduled maturity date or the redemption date of the Senior Notes falls on a day that is not a business day, the payment of interest and principal (and premium, if any) will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the scheduled maturity date or redemption date, as the case may be.

Interest payments for the Senior Notes will include accrued interest from and including             , 2015 or from and including the last date in respect of which interest has been paid or duly provided for, as the case may be, to but excluding the relevant interest payment date, maturity date, or the redemption date, as the case may be.

The Senior Notes of each series will be issued in the form of one or more global securities registered in the name of the nominee of The Depository Trust Company (which we may refer to along with its successors in such capacity as the depositary). The Senior Notes of each series will only be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Payments on the Senior Notes issued as a global security will generally be made to the depositary or the nominee of the depositary. See “— Book-Entry Issuance” in this prospectus supplement.

Ranking

The Senior Notes will be our general unsecured and unsubordinated obligations and will rank equally in priority with all of our other unsecured and unsubordinated obligations. The Indenture contains no restrictions on the amount of additional indebtedness that we may incur.

Redemption at Our Option

We may, at our option, redeem the Senior Notes of either or both series, in whole at any time or in part (as to any series) from time to time, prior to (i) with respect to the              Notes,         ,         (         months prior to the stated maturity date of the             Notes), and (ii) with respect to the              Notes,        ,         (         months prior to the stated maturity date of the             Notes), for cash, at a redemption price equal to the greater of:

•	100% of the principal amount of the Senior Notes of the applicable series to be redeemed, plus accrued and unpaid interest to the redemption date, and

•	as determined by the Independent Investment Banker, the sum of the present values of the principal amount of and remaining scheduled payments of interest on the Senior Notes of the applicable series to be redeemed (excluding unpaid interest accrued to, but excluding the redemption date), discounted to the redemption date on a semi-annual basis at the Treasury Rate plus basis points, in the case of the Notes, or basis points in the case of the Notes, as applicable;

plus, in each case, unpaid interest, if any, accrued thereon to, but excluding, the redemption date.

In addition, (i) with respect to the             Notes, at any time on or after             ,         (         months prior to the stated maturity date of the          Notes), we may, at our option, redeem the          Notes, and (ii) with respect to the             Notes, at any time on or after             ,         (         months prior to the stated maturity date of the notes), we may, at our option, redeem the             Notes, in each case, in whole at any time or in part (as to any series) from time to time, for cash, at a redemption price equal to 100% of the principal amount of the          Notes or the             Notes, as the case may be, to be redeemed, plus unpaid interest, if any, accrued thereon to, but excluding, the redemption date.

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months. Calculation of the redemption price will be made by us or on our behalf by such person as we shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the trustee. If less than all of the Senior Notes are to be redeemed, and the Senior Notes are global Senior Notes, the Senior Notes to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If the Senior Notes to be redeemed are not global Senior Notes then held by DTC, the Senior Notes to be redeemed will be selected by the Trustee by a method the Trustee deems to be fair and appropriate.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Senior Notes of the applicable series to be redeemed and that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes of such series.

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or

•	if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of (a) Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we shall substitute another Primary Treasury Dealer, (b) a Primary Treasury Dealer selected by Wells Fargo Securities, LLC, and its successors and (c) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us and the trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

We will mail notice of any redemption at least 15 days but not more than 45 days before the redemption date to each holder of the Senior Notes to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes or portions of the Senior Notes called for redemption.

Change of Control Repurchase Event

If a change of control repurchase event occurs with respect to a series of Senior Notes, unless we have exercised our right to redeem the applicable series of Senior Notes as described above, we will make an offer to each holder of Senior Notes of that series to repurchase all or any part (in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof) of that holder’s Senior Notes at a purchase price in cash equal to 101% of the aggregate principal amount of such Senior Notes plus unpaid interest, if any, accrued thereon to, but excluding, the repurchase date. Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the change of control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase Senior Notes of the applicable series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the change of control repurchase event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the Senior Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the Senior Notes by virtue of such conflict.

On the change of control repurchase event payment date, we will, to the extent lawful:

•	accept for payment all Senior Notes or portions of Senior Notes properly tendered pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Senior Notes or portions of Senior Notes properly tendered; and

•	deliver or cause to be delivered to the trustee the Senior Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Senior Notes being purchased by us.

The paying agent will promptly mail to each holder of Senior Notes properly tendered the purchase price for such Senior Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of such Senior Notes surrendered; provided that each new note will be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Senior Notes of either series upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Senior Notes properly tendered and not withdrawn under its offer.

The term “below investment grade rating event” means the Senior Notes of the applicable series become rated below investment grade by each rating agency on any date from the date of the public notice of an arrangement that could result in a change of control until the end of the 60-day period following public notice of the occurrence of such change of control (which period shall be extended so long as the rating of the Senior Notes of the applicable series is under publicly announced consideration for possible downgrade by either of the rating agencies); provided that a below investment grade rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect to a particular change of control (and thus shall not be deemed a below investment grade rating event for purposes of the definition of change of control repurchase event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, such change of control (whether or not such change of control shall have occurred at the time of the below investment grade rating event). Neither the trustee nor any paying agent shall be responsible for monitoring the rating status of the Senior Notes, making any request upon any rating agency, or determining whether any below investment grade rating event has occurred.

The term “change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of our voting stock measured by voting power rather than number of shares.

The term “change of control repurchase event” means the occurrence of both a change of control and a below investment grade rating event.

The term “investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

The term “Moody’s” means Moody’s Investors Service Inc.

The term “rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Senior Notes or fails to make a rating of the Senior Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.

The term “S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

The term “voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Covenants and Other Provisions of the Senior Notes

For a description of the covenants and other provisions applicable to the Senior Notes of each series, see the discussion in the accompanying prospectus under the caption “Description of Debt Securities” under the following sub-headings:

•	“—General”;

•	“—Certain Definitions”;

•	“—Limitation on Liens”;

•	“—Events of Default”;

•	“—Consolidation, Merger and Sale of Assets”;

•	“—Modification or Waiver”;

•	“—Defeasance and Covenant Defeasance”; and

•	“—Satisfaction and Discharge.”

Book-Entry Issuance

The Depository Trust Company (“DTC”) will act as the initial securities depositary for the Senior Notes. The Senior Notes will be issued only as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global Note certificates will be issued, representing in the aggregate the total principal amount of the Senior Notes, and will be deposited with the trustee on behalf of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org. Such information is not incorporated by reference in, and does not form a part of, this prospectus supplement or the accompanying prospectus.

Purchases of Senior Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Senior Notes on DTC’s records. The beneficial ownership interest of each actual purchaser of Senior Notes (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners are, however, expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial

Owners entered into the transaction. Transfers of ownership interests in the Senior Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Senior Notes, except in the event that use of the book-entry system for the Senior Notes is discontinued.

To facilitate subsequent transfers, all Senior Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Senior Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Senior Notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such Senior Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF THE SENIOR NOTES, DTC OR ITS NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE DEBT SECURITIES REPRESENTED BY THE SENIOR NOTES FOR ALL PURPOSES UNDER THE INDENTURE AND THE DEBT SECURITIES.

The laws of some states require that persons take physical delivery in definitive form of securities that they own. The ability to transfer beneficial ownership interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its Direct Participants, which in turn act on behalf of Indirect Participants and banks, the ability of a person having a beneficial ownership interest in a global note to pledge such interest to persons that do not participate in the DTC system, or take other actions in respect of such interest, may be affected by the lack of a physical certificate.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Senior Notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Senior Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments of the principal of, and premium, if any, and interest, if any, on Senior Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee and corresponding detail information from us or the trustee on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name” and will be the responsibility of such Direct or Indirect Participant and not our responsibility or the responsibility of DTC or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of the principal of, and premium, if any, and interest, if any, on the Senior Notes to DTC will be the responsibility of the Company, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

The Company will send any redemption or repurchase notices to DTC. If less than all of the Debt Securities of a particular series are being redeemed or repurchased, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed or repurchased.

A Beneficial Owner shall give notice to elect to have its securities purchased or tendered, through its Participant, to the trustee, and shall effect delivery of such securities by causing the Direct Participant to transfer the Participant’s interest in the securities, on DTC’s records, to the trustee. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered securities to Agent’s DTC account.

DTC may discontinue providing its services as securities depository with respect to the Senior Notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates will be required to be printed and delivered. Additionally, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates for the Senior Notes will be printed and delivered to the applicable Direct or Indirect Participant.

Clearstream. Clearstream Banking, S.A. has advised us that is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interacts with domestic securities markets in over 30 countries through established depositary and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to Senior Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the U.S. Depositary for Clearstream.

Euroclear. Euroclear Bank SP./N.V. has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems plc, a Belgian corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems. Euroclear Clearance Systems establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is a Belgian bank that is regulated by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to in this prospectus as the “Terms and Conditions.” The Terms and

Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

The Euroclear Operator has advised us that under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-proprietary right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator’s records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would then have the right under Belgian law only to the return of their pro rata share of the amount of interests in securities actually on deposit.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interest in securities on its records.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the Senior Notes sold outside of the United States and cross-market transfers of the Senior Notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When Senior Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive Senior Notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the Senior Notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending Senior Notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer Senior Notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these Senior Notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the Senior Notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

The information in this section concerning the operations and procedures of DTC, Clearstream Luxembourg and Euroclear has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take responsibility for its accuracy. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream Luxembourg, as applicable, and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations and procedures, and you are urged to contact DTC, Euroclear, Clearstream Luxembourg or their respective participants to discuss these matters.

Defeasance

The Senior Notes will be subject to defeasance and discharge and to defeasance of certain covenants as set forth in the Indenture, see “Description of Debt Securities — Defeasance and Covenant Defeasance” in the accompanying prospectus.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATION PURPOSES. THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE, CONSTRUED TO BE LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR PURCHASER OF THE SENIOR NOTES IS MADE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

General

The following is a summary of certain U.S. federal income tax considerations of the purchase, ownership and disposition of a Senior Note. This summary applies to holders only if they are a beneficial owner of a Senior Note and acquire the Senior Note in this offering for a price equal to the issue price of the Senior Notes. The issue price of the Senior Notes is the first price at which a substantial amount of the Senior Notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a Senior Note that, for U.S. federal income tax purposes, is:

•	a citizen or resident alien individual of the United States;

•	a corporation (including for this purpose any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) that is subject to the primary supervision of a court within the United States and under the control of one or more “United States persons” (as defined for U.S. federal income tax purposes), or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a “United States person.”

For the purposes of this discussion, a “non-U.S. Holder” means a beneficial owner of a Senior Note that, for U.S. federal income tax purposes, is an individual, corporation (including for this purpose any other entity treated as a corporation for U.S. federal income tax purposes), trust or estate that is not a U.S. Holder.

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, and administrative and judicial interpretations thereof, all as of the date of this prospectus supplement and all of which are subject to change or differing interpretation (perhaps retroactively), and is for general information only. This summary addresses only beneficial owners of the Senior Notes that hold the Senior Notes as capital assets (within the meaning of Section 1221 of the Code) and does not represent a detailed description of the U.S. federal income tax consequences to prospective purchasers of the Senior Notes in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to prospective purchasers of the Senior Notes that are subject to special treatment under the U.S. federal income tax laws, such as taxpayers subject to the alternative minimum tax or the U.S. federal estate and gift tax, U.S. expatriates, financial institutions, partnerships or other pass-through entities, or investors in such entities, individual retirement and other tax deferred accounts, dealers and traders in securities or currencies, insurance companies, tax-exempt organizations, persons holding the Senior Notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security, and U.S. Holders whose functional currency is other than the U.S. dollar. We cannot assure holders that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a U.S. or non-U.S. partnership (including for this purpose an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Senior Notes, the tax treatment of a partner generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Non-U.S. partnerships also generally are subject to special tax documentation requirements.

U.S. Holders

Contingent Payments. In certain circumstances, we may be obligated to pay you amounts in excess of the stated interest and principal payable on the Senior Notes. The obligation to make such payments may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” Under applicable Treasury regulations, the possibility of such amounts being paid will not cause the Senior Notes to be treated as contingent payment debt instruments if there is only a remote chance that these contingencies will occur or if such contingencies are considered to be incidental. If the Senior Notes were deemed to be contingent payment debt instruments, U.S. Holders might, among other things, be required to treat any gain recognized on the sale or other disposition of a Senior Notes as ordinary income rather than as capital gain, and the timing and amount of income inclusion may be different from the consequences discussed herein. Although the matter is not free from doubt, we intend to take the position that the likelihood that such payments will be made is remote or incidental and therefore the Senior Notes are not subject to the rules governing contingent payment debt instruments. This determination will be binding on a U.S. Holder unless such U.S. Holder explicitly discloses on a statement attached to such U.S. Holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the Senior Notes that such U.S. Holder’s determination is different. It is possible, however, that the Internal Revenue Service (the “IRS”) may take a contrary position from that described above, in which case the tax consequences to a U.S. Holder could differ materially and adversely from those described below. The remainder of this disclosure assumes that the Senior Notes will not be treated as contingent payment debt instruments.

Interest. It is expected and this discussion assumes that either the issue price of the Senior Notes will equal the stated principal amount of the Senior Notes or the Senior Notes will be issued with no more than a de minimis amount of original issue discount (“OID”). Therefore, a U.S. Holder will have ordinary interest income equal to the amount of interest paid or accrued on a Senior Note, includable in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

Dispositions. Generally, a sale, exchange, redemption or other taxable disposition of a Senior Note will result in capital gain or loss equal to the difference, if any, between the amount realized on the disposition (excluding amounts attributable to accrued and unpaid interest, which, as described above, will be taxed as ordinary income to the extent not previously included in gross income by the U.S. Holder) and the U.S. Holder’s tax basis in the Senior Note. A U.S. Holder’s tax basis for determining gain or loss on the disposition of a Senior Note generally will equal the purchase price of such Senior Note to such U.S. Holder. Such gain or loss will be long-term capital gain or loss if the Senior Note is held for more than one year as of the time of the disposition. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their tax advisors regarding the treatment of capital gains and losses.

Medicare Tax. A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. Prospective purchasers should consult their own tax advisors regarding the possible implications of this tax in light of their particular circumstances.

Non-U.S. Holders

Interest. The United States generally imposes a 30 percent withholding tax on payments of interest to non-U.S. persons. The 30 percent (or lower applicable treaty rate) U.S. federal withholding tax will not apply to a non-U.S. Holder in respect of any payment of interest on the Senior Notes that is not effectively connected with the conduct of a U.S. trade or business provided that such non-U.S. Holder:

•	does not actually (or constructively) own ten percent or more of the total combined voting power of all classes of our voting stock, within the meaning of the Code and the U.S. Treasury regulations;

•	is not a controlled foreign corporation that is related to us actually or constructively through sufficient stock ownership;

•	is not a bank whose receipt of interest on the Senior Notes is described in Section 881(c)(3)(A) of the Code; and

•	(a) provides identifying information (i.e., name and address) to us or our paying agent on IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), and certifies, under penalty of perjury, that such non-U.S. Holder is not a U.S. person or (b) a financial institution holding the Senior Notes on behalf of such non-U.S. Holder certifies, under penalty of perjury, that it has received the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) from the beneficial owner and provides us with a copy.

If a non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to such non-U.S. Holder will be subject to the 30 percent U.S. federal withholding tax, unless such non-U.S. Holder provides us with a properly executed (i) IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) claiming an exemption from or reduction in withholding under the benefit of an income tax treaty or (ii) IRS Form W-8ECI (or successor form) stating that interest paid on the Senior Note is not subject to withholding tax because it is effectively connected with such non-U.S. Holder’s conduct of a trade or business in the United States.

If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the Senior Notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States maintained by such non-U.S. Holder), such non-U.S. Holder, although exempt from the 30 percent withholding tax, generally will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if such non-U.S. Holder were a “United States person,” as defined under the Code. In addition, if a non-U.S. Holder is a non-U.S. corporation, it may be subject to a branch profits tax equal to 30 percent (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by it of a trade or business in the United States. For this purpose, effectively connected interest on the Senior Notes would be included in earnings and profits.

Dispositions. Any gain realized on the disposition of a Senior Note by a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax unless (i) that gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an income tax treaty, is attributable to a U.S. permanent establishment maintained by such non-U.S. Holder), (ii) such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met, or (iii) in the case of disposition proceeds representing accrued interest, the non-U.S. Holder cannot satisfy the requirements of the complete exemption from withholding tax described above (and the non-U.S. Holder’s U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above).

If a non-U.S. Holder’s gain is effectively connected with such non-U.S. Holder’s U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by such non-U.S. Holder), such non-U.S. Holder generally will be required to pay U.S. federal income tax on the net gain derived from the sale in the same manner as if it were a “United States person” as defined under the Code. If such a non-U.S. Holder is a corporation, such non-U.S. Holder may also, under certain circumstances, be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate). If a non-U.S. Holder is subject to the 183-day rule described above, such non-U.S. Holder generally will be subject to U.S. federal income tax at a flat rate of 30% (or a reduced rate under an applicable treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the Senior Note) exceed capital losses allocable to U.S. sources, even though the non-U.S. Holder is not considered a resident alien under the Code.

Foreign Account Tax Compliance Act Withholding

Sections 1471 through 1474 of the Code, the regulations thereunder and official interpretations thereof, agreements entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement (“IGA”) entered into in connection with the implementation of such sections of the Code (collectively, “FATCA”) impose a new reporting regime and potentially a 30% withholding tax with respect to payments from U.S. sources, including interest paid by a U.S. corporation, to any non-U.S. financial institution (a ‘‘foreign financial institution’’, or “FFI” (as defined by FATCA)) that does not either (i) comply with certain due diligence, information reporting and registration requirements under U.S. law or non-U.S. laws implementing an IGA between the United States and the jurisdiction in which the FFI is resident or (ii) is not otherwise exempt from or in deemed compliance with FATCA, including, in certain cases, where such FFI receives such payment as an intermediary. Non-financial foreign entities (“NFFEs” (as defined in FATCA)) may also be subject to withholding under FATCA if they do not provide required information about themselves or their owners to counterparties, including in certain cases, where the NFEEs receive such payments as intermediaries. After December 31, 2016, a 30% withholding tax may also apply to gross proceeds from the sale or exchange of securities that could pay U.S.-source interest or dividends. Prospective investors should consult their tax advisers on how these rules may apply to the Issuer and to payments they may receive in connection with the Senior Notes.

Information Reporting and Backup Withholding

In general, information reporting requirements apply to interest paid to, and to the proceeds of a sale or other disposition of a Senior Note (including a redemption) by, certain U.S. Holders. In addition, backup withholding (currently at a rate of 28%) may apply to a U.S. Holder unless such holder provides a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding generally does not apply to payments made to certain exempt U.S. persons.

In general, a non-U.S. Holder will not be subject to backup withholding and information reporting with respect to interest payments that we make to such holder provided that we have received from such holder the certification described above under “— Non-U.S. Holders — Interest” and neither we nor our paying agent has actual knowledge or reason to know that the non-U.S. Holder is a U.S. Holder. However, we or our paying agent may be required to report to the IRS and the non-U.S. Holder payments of interest on the Senior Notes and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of a treaty or agreement.

Payments of the proceeds of a sale or other disposition (including a redemption) of the Senior Notes made to or through a non-U.S. office of non-U.S. financial intermediaries that do not have certain enumerated connections with the United States generally will not be subject to information reporting or backup withholding. In addition, a non-U.S. Holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of a Senior Note within the United States or conducted through non-U.S. financial intermediaries with certain enumerated connections with the United States, if the payor receives the certification described above under “— Non-U.S. Holders — Interest” or such holder otherwise establishes an exemption, provided that the payor does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person or the conditions of any other exemption are not, in fact, satisfied.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a holder’s U.S. federal income tax liability provided the required information is furnished by such holder to the IRS in a timely manner.

THE PRECEDING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN ADVISORS ON THE U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN TAX CONSEQUENCES OF THEIR PURCHASE, OWNERSHIP, AND DISPOSITION OF THE SENIOR NOTES, AND ON THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW.

UNDERWRITING

Subject to the terms and conditions of an underwriting agreement (the “Underwriting Agreement”), we have agreed to sell to each of the underwriters named below and each of the underwriters severally has agreed to purchase from us, the principal amount of the Senior Notes set forth opposite its name below:

Underwriter	Principal Amount of Notes	Principal Amount of Notes
Deutsche Bank Securities Inc.	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC.

Total	$	$

In the Underwriting Agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Senior Notes offered hereby, if any of the Senior Notes are purchased.

The Senior Notes of each series are a new issue of securities with no established trading market. We will not list the Senior Notes of either series on any national securities exchange or for quotation on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Senior Notes of each series after completion of the respective offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure that an active public market for the Senior Notes of either series will develop or be maintained. If an active public trading market for the Senior Notes of any series does not develop or is not maintained, the market price and liquidity of such Senior Notes may be adversely affected.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our expenses associated with the offer and sale of the Senior Notes are estimated to be $ , excluding the underwriting discounts.

In order to facilitate the offerings of the Senior Notes, the stabilizing manager may engage in transactions that stabilize, maintain or otherwise affect the prices of the Senior Notes of either or both series. Specifically, the stabilizing manager may sell more Senior Notes of a series than it is obligated to purchase in connection with the offering of such Senior Notes, creating a naked short position for its own account. The stabilizing manager must close out any naked short position by purchasing such Senior Notes in the open market. A naked short position is more likely to be created if the stabilizing manager is concerned that there may be downward pressure on the price of Senior Notes of such series in the open market after pricing that could adversely affect investors who purchase such Senior Notes in the applicable offering. As an additional means of facilitating the offerings of the Senior Notes, the stabilizing manager may bid for, and purchase, Senior Notes in the open market to stabilize the prices of the Senior Notes. Finally, the stabilizing manager may also reclaim on behalf of the underwriting syndicate or for itself selling concessions allowed to an underwriter or a dealer for distributing Senior Notes in the offerings, if the stabilizing manager repurchases previously distributed Senior Notes to cover short positions or to stabilize the prices of these Senior Notes. Any of these activities may raise or maintain the market prices of the Senior Notes above independent market levels or prevent or retard a decline in the market prices of these Senior Notes. The stabilizing manager is not required to engage in these activities, and may end any of these activities at any time. Merrill Lynch, Pierce, Fenner & Smith Incorporated, and its agents, will act as the stabilizing manager with respect to the Senior Notes.

Some of the underwriters and their affiliates have engaged and may in the future engage in transactions with, and, from time to time, have performed services for, us and our affiliates in the ordinary course of business, for which they have received and will receive customary compensation.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect that delivery of the Senior Notes will be made to purchasers on or about March     , 2015, which will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Senior Notes prior to the third business day preceding the closing date of this offering will be required, by virtue of the fact that the Senior Notes initially settle on the fifth business day after the date of this prospectus supplement, to specify alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Senior Notes who wish to trade the Senior Notes prior to their date of delivery hereunder should consult their advisors.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Senior Notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Senior Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Senior Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriters, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), have not made and will not make an offer of Senior Notes to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter nominated by the company for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Senior Notes shall require the company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Senior Notes to the public” in relation to any Senior Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide whether to purchase or subscribe the Senior Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

The underwriters (i) have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the Senior Notes in circumstances in which Section 21(1) of such Act does not apply to us and (ii) have complied and will comply with all applicable provisions of such Act with respect to anything done by them in relation to any Senior Notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The legality of the issuance of the Senior Notes will be passed upon for us by Sidley Austin LLP, New York, New York, and for the underwriters by Mayer Brown LLP, Chicago, Illinois.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) under the Exchange Act. You may read and copy any documents we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available from the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

We have filed a registration statement (Registration No. 333-194224) (together with all amendments to the registration statement, collectively, the “Registration Statement”) with the SEC under the Securities Act with respect to the offering and sale of various securities, including the Senior Notes offered under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to us and our securities, we refer you to the Registration Statement and the exhibits thereto. Statements in this prospectus supplement and the prospectus concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC prior to the termination of this offering will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 12, 2015;

•	Our preliminary proxy statement on Schedule 14A, filed with the SEC on March 4, 2015; and

•	Our Current Report on Form 8-K, with respect to Item 8.01 and related exhibit only, filed with the SEC on February 12, 2015.

We do not incorporate by reference in this prospectus supplement or the accompanying prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K, unless, and except to the extent, specified in such current reports.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

BorgWarner Inc.

3850 Hamlin Road

Auburn Hills, Michigan 48326

Attention: Corporate Secretary

(248) 754-9200

Documents may also be available on our website at borgwarner.com. Information contained on our website is not a prospectus and does not constitute part of, and is not incorporated by reference in, this prospectus supplement or the accompanying prospectus.

Debt Securities

Preferred Stock

Voting Common Stock

Non-Voting Common Stock

Depositary Shares

Warrants

Units

We may offer from time to time, through one or more underwriters, dealers or agents, or directly to purchasers, the following securities, together or separately, in one or more offerings, and in amounts, at prices and on terms to be determined at or before the time of offering.

•	Debt Securities

•	Preferred Stock

•	Voting Common Stock

•	Non-Voting Common Stock

•	Depositary Shares

•	Warrants

•	Units

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should carefully read this prospectus, any supplement to this prospectus, and any information incorporated by reference in this prospectus or any supplement to this prospectus before you invest.

Our common stock is listed on the New York Stock Exchange under the trading symbol “BWA.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. Please see the section entitled “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Our principal office is located at 3850 Hamlin Road, Auburn Hills, Michigan 48326. Our telephone number is (248) 754-9200. Our website can be found at www.borgwarner.com.

The date of this prospectus is February 28, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. It does not contain all of the information in the registration statement. Each time we sell securities, we will provide a prospectus supplement or more than one prospectus supplement, together with one or more pricing supplements (collectively, a “prospectus supplement”), that will contain specific information about the terms of the offering. Prospectus supplements may also add, update or change information contained in this prospectus. The information in this prospectus speaks only as of the date indicated on the cover of this document, unless the information specifically indicates that another date applies. We urge you to carefully read both this prospectus, any prospectus supplement, and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any such prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

References in this prospectus to the terms the “Company,” “we” or “us” mean BorgWarner Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus or any prospectus supplement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on management’s current outlook, expectations, estimates and projections and may be identified by, without limitation, the words “believe,” “anticipate,” “hope,” “intend,” “expect,” “plan,” “outlook,” “estimate”,” “will,” “strategy,” “continue,” “could,” “forecast,” “likely,” “may,” “position,” “possible,” “potential,” “probable,” “project,” “should,” and variations of such words and similar expressions. All statements, other than statements of historical fact contained or incorporated by reference in this prospectus or any prospectus supplement, that we expect or anticipate will or may occur in the future regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including those described in the section entitled “Risk Factors” in this prospectus, any prospectus supplement, and in our periodic reports and other filings with the SEC, that may cause our actual results to differ materially from expectations.

All of the forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are qualified by these cautionary statements, and there can be no assurances that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us and our subsidiaries or our business or operations. Given these uncertainties, prospective investors are cautioned not to place undue reliance on those forward-looking statements. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by any of those factors described above and in the documents containing such forward-looking statements. We disclaim any obligation to update or to announce publicly any updates or revisions to any of the forward-looking statements contained or incorporated by reference in this prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying the statements.

ABOUT BORGWARNER INC.

We are a leading global supplier of highly engineered automotive systems and components primarily for powertrain applications. Our products help improve vehicle performance, fuel efficiency, stability and air quality. These products are manufactured and sold worldwide, primarily to original equipment manufacturers (“OEMs”) of light vehicles (passenger cars, sport-utility vehicles (“SUVs”), vans and light trucks). The Company’s products are also sold to other OEMs of commercial vehicles (medium-duty trucks, heavy-duty trucks and buses) and off-highway vehicles (agricultural and construction machinery and marine applications). We also manufacture and sell our products to certain Tier One vehicle systems suppliers and into the aftermarket for light, commercial and off-highway vehicles. The Company operates manufacturing facilities serving customers in the Americas, Europe and Asia and is an original equipment supplier to every major automotive OEM in the world.

BorgWarner Inc. is a corporation organized under the laws of the State of Delaware. Our principal office is located at 3850 Hamlin Road, Auburn Hills, Michigan 48326, our telephone number is (248) 754-9200, and our website address is www.borgwarner.com. The information on our website is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.

Additional information about us, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” below.

RISK FACTORS

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the SEC, in any prospectus supplement relating to a specific offering of securities and in any other documents we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” below.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes, which may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each year in the five-year period ended December 31, 2013.

Year Ended December 31,
2009	2010	2011	2012	2013
1.53x	6.33x	8.58x	11.98x	15.85x

For the purposes of computing this ratio, “earnings” consist of income from continuing operations before income taxes, non-controlling interest in earnings or losses of consolidated subsidiaries and income from equity affiliates plus (i) amortization of previously capitalized interest, (ii) distributed income from equity affiliates and (iii) fixed charges, minus interest capitalized during the period. “Fixed charges” consist of (i) interest incurred and amortization of debt expense plus (ii) the portion of rent expense representative of the interest factor.

We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the debt securities, preferred stock, voting common stock, non-voting common stock, depositary shares, warrants and units that we may offer from time to time. These summaries are not meant to be a complete description of each security. At the time of an offering and sale, this prospectus and the applicable prospectus supplement will contain the material terms and conditions of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

The following descriptions of the terms of the debt securities set forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered will be described in the applicable prospectus supplement. To the extent that any prospectus supplement is inconsistent with any provision in, or contains information in addition to, this summary, the information contained in such prospectus supplement will control.

The debt securities that will be our senior debt securities will be issued under an Indenture dated as of September 23, 1999, as supplemented (the “Senior Debt Indenture”), between us and The Bank of New York Mellon Trust Company, N.A. (successor in interest to Chase Manhattan Trust Company, National Association) (the “Senior Trustee”). The debt securities that will be our subordinated debt (“Subordinated Debt Securities”) will be issued under an Indenture (the “Subordinated Debt Indenture” and, collectively with the Senior Debt Indenture, the “Indentures”), to be entered into between us and a trustee to be determined (the “Subordinated Trustee”).

The Senior Debt Indenture was filed as Exhibit 4.6 to Registration Statement No. 333-172198 filed on February 11, 2011. The forms of the senior debt securities have been filed, or will be filed, with the SEC and incorporated by reference as exhibits to the registration statement and you should read them for the provisions that may be important to you. The forms of the Subordinated Debt Indenture and the Subordinated Debt Securities have been filed, or will be filed, with the SEC and incorporated by reference as exhibits to the registration statement and you should read them for the provisions that may be important to you. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

We have summarized certain provisions of the Indentures and the debt securities below. The summary is not complete and is subject to, and qualified in its entirety by reference to, the Indentures and the debt securities. Capitalized terms used in the summary have the meanings set forth in the applicable Indenture unless otherwise defined herein.

General

The debt securities will be our unsecured senior or subordinated obligations.

The Indentures do not limit the amount of debt securities that we may issue thereunder and provide that we may issue debt securities under the Indentures from time to time in one or more series.

Reference is made to the applicable prospectus supplement for the following terms of and information relating to the offered debt securities (to the extent such terms are applicable to such debt securities):

•	classification as senior or subordinated debt securities;

•	the specific designation, aggregate principal amount, purchase price and denomination of the offered debt securities;

•	the currency or units based on or relating to currencies in which such debt securities are denominated and/or in which principal (and premium, if any) and/or any interest will or may be payable;

•	any date of maturity;

•	the method by which amounts payable in respect of principal, premium (if any) or interest on, or upon the redemption of, such debt securities may be calculated, and any currencies or indices, or value, rate or price, relevant to such calculation;

•	interest rate or rates (or the method by which such rate or rates will be determined), if any;

•	the date or dates on which any such interest or other amounts will be payable;

•	the place or places where the principal of and interest, if any, on the offered debt securities will be payable;

•	any redemption, repayment or sinking fund provisions for the offered debt securities;

•	whether the securities will be issued in whole or in part in the form of one or more global securities and, if so, the depositary for those global securities;

•	any applicable U.S. federal income tax consequences, including whether and under what circumstances we will pay additional amounts on offered debt securities held by a person who is not a U.S. person (as defined in this prospectus or the applicable prospectus supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	the anticipated market for the offered debt securities; and

•	any other specific terms of the offered debt securities, including any additional or different events of default, remedies or covenants provided for with respect to such debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

Payment

Unless the applicable prospectus supplement states otherwise, principal of, premium, if any, and interest, if any, on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the applicable Trustee. However, interest may be paid at our option by check mailed to the address of the holder entitled to the interest as it appears on the applicable security register. We will have the right to require a holder of any debt security, in connection with any payment on the debt security, to certify information to us or, in the absence of certification, we may rely on any legal presumption to enable us to determine our obligation, if any, to deduct or withhold taxes, assessments or governmental charges from the payment.

Certain Definitions

“Attributable Indebtedness” means, with respect to any Sale/Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for Net Rental Payments during the remaining term of the lease (including any period for which such lease has been extended).

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (3) appropriate adjustments on account of non-controlling interests of other Persons holding stock of our Subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with generally accepted accounting principles.

“Consolidated Net Worth” means the amount of total stockholders’ equity shown in our most recent consolidated statement of financial position.

“Current Assets” of any Person includes all assets of such Person that would in accordance with generally accepted accounting principles be classified as current assets.

“Current Liabilities” of any Person includes all liabilities of such Person that would in accordance with generally accepted accounting principles be classified as current liabilities.

“Net Rental Payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments or similar charges.

“Non-Recourse Indebtedness” means our indebtedness or the indebtedness of any of our Subsidiaries in respect of which the recourse of the holder of such indebtedness, whether direct or indirect and whether contingent or otherwise, is effectively limited to specified assets, and with respect to which neither we nor any of our Subsidiaries provide any credit support.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, that we own or that is owned by one of our Subsidiaries which constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or any portion thereof (together with the land upon which it is erected and fixtures comprising a part thereof) (1) which is financed by industrial development bonds or (2) which, in the opinion of our board of directors, is not of material importance to our total business conducted and the total business conducted by our Subsidiaries, taken as a whole.

“Sale/Leaseback Transaction” means any arrangement with any Person pursuant to which we or any of our Subsidiaries lease for a period of more than three years, any real or personal property, which property we have or such Subsidiary has sold or transferred or will sell or transfer to such Person in contemplation of such leasing.

“Subsidiary” of a Person means (1) any corporation more than 50% of the outstanding securities having ordinary voting power of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (2) any partnership or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned. For the purposes of this definition, “Securities Having Ordinary Voting Power” means securities or other equity interests that ordinarily have voting power for the election of directors, or persons having management power with respect to the Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

Senior Debt

The debt securities and coupons, if any, appertaining thereto that will constitute part of our senior debt will be issued under the Senior Debt Indenture and will rank pari passu with all of our other unsecured and unsubordinated debt.

Limitation On Liens

The Senior Debt Indenture provides that we will not, and will not permit any of our Subsidiaries to, issue, assume or guarantee any indebtedness for money borrowed (“Debt”) if such Debt is secured by a mortgage, pledge, security interest or lien (a “mortgage” or “mortgages”) upon any of our Principal Properties or of any of our Subsidiaries’ Principal Properties or upon any shares of stock or other stock or other equity interest or indebtedness of any of our Subsidiaries (whether such property, shares of stock or other equity interest or indebtedness is now owned or hereafter acquired) which owns any Principal Property, without in any such case effectively providing that the debt securities shall be secured equally and ratably with (or prior to) such Debt; provided, however, that the foregoing restrictions shall not apply to:

•	mortgages existing on the date the debt securities are originally issued or mortgages provided for under the terms of agreements existing on such date;

•	mortgages on Current Assets securing Current Liabilities;

•	mortgages on any property we or any of our Subsidiaries acquire, construct, alter or improve after the date of the Indenture that are created or assumed contemporaneously with or within one year after such acquisition (or, in the case of property constructed, altered or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost of such property, provided that in the case of any such construction, alteration or improvement the mortgages shall not apply to any property we or any of our Subsidiaries theretofore owned, other than (1) the property so altered or improved and (2) any theretofore unimproved real property on which the property so constructed or altered, or the improvement, is located;

•	existing mortgages on property we or any of our Subsidiaries acquire (including mortgages on any property acquired from a Person that is consolidated with or merged with or into us or any of our Subsidiaries) or mortgages outstanding at the time any Person becomes one of our Subsidiaries that are not incurred in connection with such entity becoming one of our Subsidiaries;

•	mortgages in our or any of our Subsidiaries’ favor;

•	mortgages on any property (1) in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, (2) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type, or (3) securing indebtedness issued or guaranteed by the United States, any state, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing bullet points; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, together with the reasonable costs related to such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property that secured the mortgage so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we and any of our Subsidiaries may, without securing the debt securities, issue, assume or guarantee secured Debt (that would otherwise be subject to the foregoing restrictions) in an aggregate amount that, together with all other such secured Debt and the aggregate amount of our and our Subsidiaries’ Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to the provisions described below under “— Limitation on Sale/Leaseback Transactions” (excluding any such Sale/Leaseback Transactions the proceeds of which have been applied in accordance with clauses (2) or (3) under the “— Limitation on Sale/Leaseback Transactions” covenant described below), does not exceed 10% of the Consolidated Net Worth, as shown on a consolidated balance sheet as of a date not more than 90 days prior to the proposed transaction we prepare in accordance with generally accepted accounting principles in the United States of America.

Limitation On Sale/Leaseback Transactions

The Senior Debt Indenture provides that we will not, and will not permit any of our Subsidiaries to, enter into any Sale/Leaseback Transaction with any Person (other than us or one of our Subsidiaries) unless:

(1)	at the time of entering into such Sale/Leaseback Transaction, we or such Subsidiary would be entitled to incur Debt, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a mortgage on the property subject to such Sale/Leaseback Transaction, pursuant to the provisions of the covenant described under “— Limitation on Liens” without equally and ratably securing the debt securities pursuant to such provisions;

(2)	after the date on which debt securities are first issued, and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, we or such Subsidiary shall have expended for property used or to be used in our or such Subsidiary’s ordinary course of business (including amounts expended for additions, expansions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction, and we shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (3) below); or

(3)	during the 12-month period after the effective date of such Sale/Leaseback Transaction, we shall have applied to the voluntary defeasance or retirement of debt securities or any of our pari passu indebtedness an amount equal to the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction, which amount shall not be less than the fair value of such property at the time of entering into such Sale/Leaseback Transaction (adjusted to reflect any amount we expended as set forth in clause (2) above), less an amount equal to the principal amount of such debt securities and pari passu indebtedness we voluntarily defeased or retired within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction we or any of our Subsidiaries entered into during such period.

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of offered debt securities, the covenants applicable to the debt securities would not necessarily afford holders protection in the event that we are involved in a highly leveraged or other transaction, or in the event of a material adverse change in our financial position or results of operations. Unless otherwise specified in the applicable prospectus supplement relating to a particular series of offered debt securities, the debt securities do not contain any other provisions that are designed to afford protection in the event that we are involved in a highly leveraged transaction.

Subordinated Debt

The debt securities and coupons, if any, attached to such debt securities that will constitute part of the Subordinated Debt Securities will be issued under the Subordinated Debt Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all of our Senior Indebtedness. The Subordinated Debt Indenture defines “Senior Indebtedness” as all of our indebtedness, including indebtedness we have guaranteed or assumed, for borrowed money or evidenced by bonds, debentures, notes, letters of credit, interest rate exchange agreements, currency exchange agreements, commodity forward contracts or other similar instruments, or indebtedness or obligations with respect to any lease of real or personal property whether existing on the date hereof or hereinafter incurred, and any guarantee, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, provided that Senior Indebtedness shall not include (1) obligations that, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, were without recourse to the issuer, (2) our obligations to any of our Subsidiaries and (3) any other obligations which by the terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the Subordinated Debt Securities.

In the event (1) of any insolvency or bankruptcy proceedings, or any receivership, liquidation or other similar proceedings including reorganization in respect of our company or a substantial part of our property, or (2) that (a) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness or (b) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, unless, in the case of a default under clause (b) above, the default with respect to the Senior Indebtedness is cured or waived, or 180 days pass after notice of the default is given to the holders of Senior Indebtedness (unless the maturity of such Senior Indebtedness has been accelerated), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made, in accordance with the relevant Senior Indebtedness, for such payment in money or money’s worth, before the holders of any of the Subordinated Debt Securities or coupons are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Subordinated Debt Securities or of such coupons. No new period of suspension of payments under clause (b) above may be commenced by reason of the same event of default (or any other event of default that existed or was continuing on the date of the commencement of such period) within twelve months after the first such notice relating thereto. Without limitation of the foregoing, upon any acceleration of the Subordinated Debt Securities because of an event of default, we must promptly notify the holders of Senior Indebtedness of such acceleration, and may not pay the Subordinated Debt Securities unless (A) 120 days pass after such acceleration and (B) the terms of the Subordinated Debt Indenture permit such payment at such time.

By reason of such subordination, in the event of our bankruptcy, insolvency or liquidation, our creditors who are holders of Senior Indebtedness and our general creditors may recover more, ratably, than holders of the Subordinated Debt Securities. Certain of our contingent obligations, including certain guarantees, letters of credit, interest rate exchange agreements, currency exchange agreements and commodity forward contracts, would constitute Senior Indebtedness if we became obligated to pay such contingent obligations.

We expect from time to time to incur additional indebtedness constituting Senior Indebtedness. The Subordinated Debt Indenture does not prohibit or limit the incurrence of additional Senior Indebtedness or any other indebtedness and does not require us to adhere to financial covenants or similar restrictions. To the extent we issue Subordinated Debt Securities, we refer you to the applicable prospectus supplement for the amount of Senior Indebtedness outstanding.

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be summarized in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which case the number of our shares of common stock or preferred stock to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the applicable prospectus supplement. The applicable prospectus supplement will also summarize the material federal income tax consequences applicable to such convertible or exchangeable debt securities.

Events of Default

An “Event of Default” is defined under each Indenture with respect to debt securities of any series issued under such Indenture as being:

•	default in the payment of any interest on any debt security when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of any debt security at its maturity;

•	default in our performance (or our breach) of any of our covenants or agreements in such Indenture, continued for 90 days after we receive written notice;

•	acceleration of, or any failure to pay at final maturity, any of our or our Subsidiaries’ Debt (other than the debt securities or Non-Recourse Indebtedness) in an aggregate amount in excess of $25 million if such acceleration is not rescinded or annulled, or such indebtedness shall not have been discharged, within 15 days after we receive written notice thereof; and

•	certain events of our or of one of our Significant Subsidiaries’ bankruptcy, insolvency or reorganization.

Each Indenture provides that if an Event of Default, other than certain events with respect to our bankruptcy, insolvency or reorganization, shall occur and be continuing, then the Senior Trustee or the Subordinated Trustee, as the case may be, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities may, by a notice in writing to us (and to the Senior Trustee or the Subordinated Trustee, as the case may be, if given by the holders), declare the principal of the debt securities, and all accrued and unpaid interest thereon, to be due and payable immediately. If an Event of Default with respect to certain events of our bankruptcy, insolvency or reorganization shall occur and be continuing, then the principal on the debt securities, and all accrued and unpaid interest thereon, shall be due and payable immediately without any act on the part of the Senior Trustee or the Subordinated Trustee, as the case may be, or any holder.

The holders of not less than a majority in principal amount of the outstanding debt securities may, on behalf of the holders of all of the debt securities, waive any past default under the Indenture and its consequences, except a default (1) in respect of the payment of principal of or interest on the debt securities or (2) in respect of a covenant or provision that cannot be modified or amended without the consent of each holder.

Under each Indenture we are required to file annually with the Senior Trustee or the Subordinated Trustee, as the case may be, an officers’ certificate as to our compliance with all conditions and covenants. Each Indenture will provide that the Senior Trustee or the Subordinated Trustee, as the case may be, may withhold notice to the holders of the debt securities of any default (except payment defaults on the debt securities) if it considers it to be in the interest of such holders to do so.

Subject to the provisions of each Indenture relating to the duties of the Senior Trustee or the Subordinated Trustee, as the case may be, each Indenture provides that when an Event of Default occurs and is continuing, the Senior Trustee or the Subordinated Trustee, as the case may be, will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Senior Trustee or the Subordinated Trustee, as the case may be, reasonable security or indemnity. Subject to such provisions concerning the rights of the Senior Trustee or the Subordinated Trustee, as the case may be, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee or the Subordinated Trustee, as the case may be, or exercising any trust or power conferred on the Senior Trustee or the Subordinated Trustee, as the case may be, under such Indenture.

Consolidation, Merger and Sale of Assets

Each Indenture provides that we will not consolidate with or merge into any other corporation, or convey, transfer or lease, or permit one or more of our Significant Subsidiaries to convey, transfer or lease, all or substantially all of our property and assets on a consolidated basis, to any Person unless (1) either we are the continuing corporation or such corporation or Person assumes by supplemental indenture all of our obligations under such Indenture and the debt securities issued thereunder, (2) immediately after such transaction no Default or Event of Default shall exist and (3) the surviving corporation or such Person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia.

Modification or Waiver

Each Indenture provides that we may modify and amend such Indenture, and the Senior Trustee or the Subordinated Trustee, as the case may be, may modify and amend such Indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities; provided that no such modification or amendment may, without the consent of each holder, among other things:

•	change the maturity of the principal of, or any installment of interest on, the debt securities;

•	reduce the principal amount of, or the rate of interest on, the debt securities;

•	change the place or currency of payment of principal of, or interest on, the debt securities;

•	impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof;

•	reduce the percentage of holders necessary to modify or amend such Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum described below; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default.

Each Indenture provides that we may modify and amend such Indenture, and the Senior Trustee or the Subordinated Trustee, as the case may be, may modify and amend such Indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another Person to our company and the assumption by such Person of our covenants contained in such Indenture and the debt securities;

•	to add covenants of our company for the benefit of the holders or to surrender any right or power conferred upon our company;

•	to add Events of Default;

•	to secure the debt securities;

•	to evidence and provide for the acceptance of appointment by a successor Senior Trustee or a successor Subordinated Trustee, as the case may be;

•	to cure any ambiguity, defect or inconsistency in such Indenture; provided such action does not adversely affect the interests of the holders;

•	to supplement any of the provisions of such Indenture to the extent necessary to permit or facilitate defeasance and discharge of the debt securities; provided such action shall not adversely affect the interests of the holders; or

•	to conform with the requirements of the Trust Indenture Act.

Defeasance and Covenant Defeasance

We may, at our option and at any time, terminate our obligations with respect to the outstanding debt securities (“Defeasance”). Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities, except for (1) the rights of the holders of outstanding debt securities to receive payment in respect of the principal of and interest on such debt securities when such payments are due, (2) our obligations to issue temporary debt securities, register and transfer or exchange any debt securities, replace mutilated, destroyed, lost or stolen debt securities, maintain an office or agency for payments in respect of the debt securities and segregate and hold money in trust, (3) the rights, powers, trusts, duties and immunities of the Senior Trustee or the Subordinated Trustee, as the case may be, and (4) the Defeasance provisions of the applicable Indenture. In addition, we may, at our option and at any time, elect to terminate our obligations with respect to the debt securities (being primarily the restrictions described under “— Limitation on Liens” and “— Limitation on Sale/Leaseback Transactions”), and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the debt securities (“Covenant Defeasance”).

In order to exercise either Defeasance or Covenant Defeasance:

•	we must irrevocably deposit with the Senior Trustee or the Subordinated Trustee, as the case may be, in trust, for the benefit of the holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding debt securities to maturity;

•	we must deliver to the Senior Trustee or the Subordinated Trustee, as the case may be, an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance or Covenant Defeasance, and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance or Covenant Defeasance had not occurred (in the case of Defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service issued, or a change in applicable federal income tax laws occurring, after the date hereof);

•	no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as the last bullet point under the first paragraph under “— Events of Default” is concerned, at any time during the period ending the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

•	such Defeasance or Covenant Defeasance shall not cause the Senior Trustee or the Subordinated Trustee, as the case may be, to have a conflicting interest (as defined by the Trust Indenture Act) with respect to any of our securities;

•	such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the applicable Indenture or any material agreement or instrument to which we are a party or by which we are bound; and

•	we shall have delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the applicable Indenture to either Defeasance or Covenant Defeasance, as the case may be, have been complied with and that no violations under agreements governing any other outstanding Debt would result.

Satisfaction and Discharge

Each Indenture provides that it will be discharged and will cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of the debt securities, as expressly provided for in such Indenture) as to all outstanding debt securities when (1) either (a) all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money or certain U.S. Government Obligations has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, for cancellation or (b) all debt securities not theretofore delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, for cancellation have become due and payable or will become due and payable at maturity within one year and we have irrevocably deposited or caused to be deposited with the Senior Trustee or the Subordinated Trustee, as the case may be, funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, for cancellation, for principal of and interest on the debt securities to the date of deposit together with irrevocable instructions from us directing the Senior Trustee or the Subordinated Trustee, as the case may be, to apply such funds to the payment thereof at maturity; (2) we have paid or have caused to be paid all other sums payable under such Indenture by us; and (3) we have delivered to the Senior Trustee or the Subordinated Trustee, as the case may be, an officers’ certificate and an opinion of counsel stating that all conditions precedent under such Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

The Trustees

The Indentures and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Senior Trustee or the Subordinated Trustee, as the case may be, should the Senior Trustee or the Subordinated Trustee, as the case may be, become one of our creditors, to obtain payment of claims in certain cases. We may from time to time maintain bank accounts and have other customary banking relationships with and obtain credit facilities and lines of credit from the Senior Trustee or the Subordinated Trustee, in the ordinary course of business; provided, however, that if the Senior Trustee or the Subordinated Trustee, as the case may be, acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

We have appointed the Senior Trustee, at the offices specified in the Senior Debt Indenture, as registrar, principal paying agent and transfer agent for the senior debt securities. We will appoint the Subordinated Trustee, at the offices specified in the Subordinated Debt Indenture, as registrar, principal paying agent and transfer agent for the Subordinated Debt Securities. In such capacities, the Senior Trustee or the Subordinated Trustee, as the case may be, will be responsible for, among other things, (1) maintaining a record of the aggregate holdings of global securities and accepting debt securities for exchange and registration of transfer, (2) ensuring that payments of principal of and interest on global securities and other debt securities received from us by the Senior Trustee or the Subordinated Trustee, as the case may be, are duly paid to The Depository Trust Company (“DTC”) or its nominee or the holders thereof, as the case may be, and (3) transmitting to us any notices from holders of debt securities. We will cause the transfer agent to act as a registrar. We may vary or terminate the appointment of the transfer agent or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts.

Book-Entry Issuance; Global Securities

Unless otherwise provided in the applicable prospectus supplement, we will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. The depositary holds the debt securities on behalf of other financial institutions that participate in the depositary’s book-entry system; these participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Under the Indentures, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities. As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds a beneficial interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, or DTC, will act as the depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered security certificates will be issued for each issue of debt securities.

DTC, the world’s largest securities depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owed subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). More information about DTC can be found at www.dtcc.com and www.dtc.org. Such information is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of debt securities (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners are, however, expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities. DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities are being redeemed, DTC’s practice is to determine by lot the amount of interest of each Direct Participant in such debt securities to be redeemed.

Although voting with respect to the debt securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.‘s consenting or voting rights to those Direct Participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name” and will be the responsibility of such Direct or Indirect Participant and not our responsibility or the responsibility of DTC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

Except as provided herein or in the applicable prospectus supplement, a Beneficial Owner of debt securities will not be entitled to receive physical delivery of debt securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in debt securities.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, security certificates will be required to be printed and delivered to the holders of record. Additionally, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) with respect to the debt securities. In that event, security certificates will be printed and delivered.

Clearstream. Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the U.S. Depositary for Clearstream.

Euroclear. Euroclear Bank SP./N.V. was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of debt securities sold outside of the United States and cross-market transfers of debt securities associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When debt securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive debt securities against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the debt securities will appear on the next day (European time).

If settlement takes place during New York business hours, DTC participants will be able to employ their usual procedures for sending debt securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer debt securities to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

The information in this section concerning the operations and procedures of DTC, Clearstream Luxembourg and Euroclear has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take responsibility for its accuracy. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream Luxembourg, as applicable, and are subject to change by them from time to time. None of us, any underwriter or any trustee takes any responsibility for these operations and procedures, and you are urged to contact DTC, Euroclear, Clearstream Luxembourg or their respective participants to discuss these matters.

DESCRIPTION OF PREFERRED STOCK

Authorized Preferred Stock

Our restated certificate of incorporation authorizes us to issue 5,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, no shares of our preferred stock are currently issued and outstanding. Five hundred thousand shares of preferred stock have been designated as Series A Junior Participating Preferred Stock.

We may issue shares of preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors. Upon issuance of a particular series of preferred stock, our board of directors is authorized to specify:

•	the designation of and number of shares to be included in the series;

•	the annual dividend rate for the series and any restrictions or conditions on the payment of dividends;

•	the manner in which dividends are to be paid;

•	the redemption price, if any, and the terms and conditions of redemption;

•	any retirement or sinking fund provisions for the purchase or redemption of the series;

•	if the series is convertible or exchangeable for other securities of the Company and the terms and conditions of conversion or exchange;

•	the amounts payable to holders upon our liquidation, dissolution or winding up;

•	the priority of such series;

•	the voting rights of such series; and

•	any other rights, preferences and limitations relating to the series.

The ability of our board of directors to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights, may adversely affect the rights of holders of our voting common stock, non-voting common stock or other series of preferred stock that may be outstanding.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer will be issued in one or more series. Shares of preferred stock, when issued against full payment of its purchase price, will be fully paid and non-assessable. Their par value or liquidation preference, however, will not be indicative of the price at which they will actually trade after their issue. If necessary, the applicable prospectus supplement will provide a description of material U.S. federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

The preferred stock will have the dividend, liquidation, redemption, voting and other rights, preferences, privileges, limitations and restrictions described in the applicable prospectus supplement. The applicable prospectus supplement will discuss, as applicable, the following features of the series of preferred stock offered thereby:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	whether dividends are to be paid in cash or other securities or property;

•	the liquidation rights of the preferred stock;

•	any redemption or sinking fund provisions;

•	the voting rights of the preferred stock;

•	any preemptive rights;

•	any conversion or exchange rights; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise stated in the applicable prospectus supplement, the preferred stock will have priority over our voting and non-voting common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in the applicable prospectus supplement, as long as our restated certificate of incorporation so permits.

Transfer Agent

The transfer agent for each series of preferred stock will be named and described in the applicable prospectus supplement for that series.

DESCRIPTION OF COMMON STOCK

The following summary description of our common stock is based on the provisions of our restated certificate of incorporation and by-laws and the applicable provisions of the Delaware general corporation law. This information is qualified entirely by reference to the provisions of our restated certificate of incorporation, our by-laws and the Delaware general corporation law. For information on how to obtain copies of our restated certificate of incorporation and by-laws, see “Where You Can Find More Information” and “Incorporation of Documents by Reference” below.

Authorized Common Stock

As of the date of this prospectus, we have authority to issue 415,000,000 shares of common stock, consisting of 390,000,000 shares of voting common stock, $0.01 par value, and 25,000,000 shares of non-voting common stock, $0.01 par value. As of December 31, 2013, 227,932,856 shares of our voting common stock were issued and outstanding, and no shares of our non-voting common stock were issued or outstanding.

The rights of the holders of our voting and non-voting common stock discussed below are subject to the rights that our board of directors may from time to time confer on holders of our preferred stock issued in the future. These rights may adversely affect the rights of holders of our voting common stock, non-voting common stock, or both.

Requirements for Advance Notification or Stockholder Proposals and Nominations

Our by-laws contain provisions requiring that a stockholder deliver advance notice of any business that such stockholder intends to raise at an annual meeting of stockholders and providing for procedures to be followed if a stockholder wishes to nominate a person to be elected as a director. To be timely, the stockholder must give written notice to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the next annual meeting is more than 30 days before, or more than 60 days after, the first anniversary of the preceding year’s annual meeting, the stockholder must deliver notice to our Secretary not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The notice must provide information about the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is being made, each person whom the stockholder proposes to nominate for election or reelection as director, and the business to be brought before the meeting. In addition, if we plan to increase the size of our board of directors, and we do not publicly announce all of the nominees for election or specify the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder will have 10 days following the date of our public announcement to give notice with respect to nominees for any new positions created by such increase.

Special Meetings

Subject to the rights of holders of preferred stock, special meetings of stockholders may be called only by our board of directors pursuant to a resolution approved by a majority of the total number of directors, or by a person or committee expressly so authorized by our board of directors pursuant to a resolution approved by a majority of the total number of directors. According to our by-laws, if we call a special meeting to elect directors to our board of directors, a stockholder entitled to vote may nominate individuals for election if such stockholder delivers notice to our Secretary not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

Voting Rights

Each holder of our common stock is entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders, and does not have cumulative voting rights. In general, holders of our non-voting common stock do not have voting rights, other than those required by law. However, holders of non-voting common stock may vote as a separate class on amendments to the restated certificate of incorporation that adversely affect their powers, preferences or special rights as holders of non-voting common stock.

Conversion Rights

Qualified institutional investors who are subject to regulatory requirements that forbid or limit their right to own general voting stock may convert their common stock into non-voting common stock on a share-for-share basis as needed to satisfy applicable regulatory requirements, or directly purchase non-voting common stock because of such regulatory requirements. Thereafter, the non-voting common stock may be converted into common stock on a share-for-share basis in such circumstances as are permitted by applicable regulatory requirements.

Dividends

Subject to any preferential rights of any of our outstanding preferred stock, holders of our common stock and non-voting common stock, treated as a single class, are entitled to receive, based on the number of shares held, cash dividends when and as declared by our board of directors from funds legally available for such purpose.

Rights Upon Liquidation

If we liquidate, holders of our common stock and non-voting common stock, treated as a single class, are entitled to receive, based on the number of shares held, all of the assets available for distribution to stockholders after payment of all prior claims, including any preferential liquidation rights of any preferred stock outstanding at that time. The holders of our common stock and non-voting common stock do not have any redemption rights.

No Action by Written Consent

Subject to the rights of holders of preferred stock, any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Other Rights

The holders of our common stock and non-voting common stock do not have preemptive rights to subscribe to any additional shares of any class of our capital stock. All of our outstanding shares of common stock are, and, upon conversion or exchange, any issued shares of our common stock and/or non-voting common stock will be, fully paid and non-assessable. Our common stock and non-voting common stock do not have any sinking fund provisions.

Listing and Transfer Agent

Our voting common stock is listed for trading on the New York Stock Exchange under the symbol “BWA” and the transfer agent and registrar for our voting common stock is Computershare Investor Services, LLC.

Some Important Charter and Statutory Provisions

Certain provisions in our restated certificate of incorporation and by-laws, as well as the Delaware general corporation law, may have the effect of deterring hostile takeovers or delaying changes in control of our company or our management.

Our restated certificate of incorporation provides for the division of our board of directors into three classes of directors, each serving staggered, three-year terms. In addition, our restated certificate of incorporation and our by-laws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of our outstanding voting power. Our restated certificate of incorporation further provides generally that any alteration, amendment or repeal of its sections regarding the composition, election and classification of our board of directors requires the approval of the holders of at least 80% of our outstanding voting power.

Our restated certificate of incorporation also provides that when it is evaluating any proposal from another party to (1) make a tender offer for our equity securities, (2) merge or consolidate us with another corporation or (3) purchase or otherwise acquire substantially all of our properties and assets, our board of directors must give due consideration to all relevant factors, including the social and economic effects on our employees, customers, suppliers and other constituents and the communities in which we operate or are located.

Our restated certificate of incorporation provides that a director will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for paying a dividend or approving a stock repurchase or redemption in violation of Section 174 of the Delaware general corporation law; or

•	for any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation also provides that each of our current or former directors, officers, employees or agents, or each such person who is or was serving or who had agreed to serve at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of that person), will be indemnified by us to the fullest extent permitted by the Delaware general corporation law. Our restated certificate of incorporation also specifically authorizes us to enter into agreements with any person providing for indemnification greater or different than that provided by our restated certificate of incorporation.

We are subject to the provisions of Section 203 of the Delaware general corporation law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

(1)	prior to that date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(2)	when the transaction that resulted in such person becoming an interested stockholder was completed, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, shares owned by some directors or employee stock plans; or

(3)	on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote, and not by the written consent, of at least two-thirds of the outstanding voting stock, excluding the stock owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, who together with affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own, 15% or more of the corporation’s outstanding voting stock.

DESCRIPTION OF DEPOSITARY SHARES

Fractional Shares of Preferred Stock

We may elect to offer fractional interests in shares of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent a fractional interest as described in the prospectus supplement, of a share of preferred stock.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to that series. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will include the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to preferred stockholders of the relevant series will be made available to depositary shareholders.

Withdrawal of Stock

Upon surrender of depositary receipts at the depositary’s office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related preferred stock series and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related preferred stock series on the basis described in the applicable prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related preferred stock series to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess number of depositary shares.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Convertibility and Exchangeability

Shares of a series of preferred stock may be convertible or exchangeable into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The applicable prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the preferred stock shares underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those preferred stock shares, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. We or the depositary may terminate a deposit agreement only if:

•	we have redeemed or reacquired all outstanding depositary shares relating to the deposit agreement,

•	all preferred stock of the relevant series has been withdrawn, or

•	there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Title

We and each depositary and any of our respective agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

•	be appointed within 60 days after delivery of the notice of resignation or removal,

•	be a bank or trust company having its principal office in the United States, and

•	have a combined capital and surplus of at least $50,000,000.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. Our obligations and the obligations of each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, depositary shares or units. Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares or units, and may be attached to or separate from those securities.

Warrant Agreements

Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank that we select as warrant agent with respect to such series. The warrant agent will have its principal office in the U.S. and have a combined capital and surplus of at least $50,000,000.

Issuance In Series

The applicable prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent and describe the terms of the series of warrants, including:

•	the offering price;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security or each principal amount of security;

•	the date on which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise, and the price for purchasing those debt securities;

•	in the case of warrants to purchase preferred stock, depositary shares or common stock, the number of depositary shares or shares of preferred stock or common stock, as the case may be, that can be purchased upon the exercise, and the price for purchasing those shares;

•	in the case of warrants to purchase units upon exercise, the number and type of units that can be purchased upon exercise, and the price of those units;

•	the dates on which the right to exercise the warrants will commence and expire;

•	material U.S. federal income tax consequences of holding or exercising those warrants;

•	the terms of the securities issuable upon exercise of those warrants; and

•	any other terms of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing the related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price mentioned in, or calculated as described in, the prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in that prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Other requirements and procedures for the exercise of warrants will be described in the applicable prospectus supplement.

Antidilution Provisions

As will be described in the applicable prospectus supplement, in the case of warrants to purchase common stock or securities convertible into or exchangeable for common stock, the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock;

•	the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

•	distribution to our common stockholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

•	other events mentioned in the prospectus supplement.

Unless otherwise described the applicable prospectus supplement, no adjustment in the number of shares or securities purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

The applicable prospectus supplement will describe the circumstances under which we and any warrant agent may modify any warrant agreement and the terms of the related warrants without first obtaining consent from warrant holders, and describe the circumstances under which we and any warrant agent will not be permitted to modify any warrant agreement and the terms of the related warrants unless we first obtain consent from warrant holders.

Consolidation, Merger and Sale of Assets

Unless provided otherwise in an applicable prospectus supplement, each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation. However, any successor or acquirer of such assets must assume all of our obligations under the relevant warrant agreement and for the unexercised warrants, as appropriate, and we or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the warrant agent’s consent or consent of any other warrantholder, enforce by appropriate legal action its right to exercise that warrant.

Replacement of Warrant Certificates

We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of satisfactory evidence of the ownership of that warrant certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we have, or the warrant agent has, received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to us and the relevant warrant agent before a replacement warrant certificate will be issued.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF UNITS

We may issue units comprised of one or more debt securities, shares of preferred stock, shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock” and “Description of Warrants,” will apply to each unit and to any debt security, preferred stock, common stock or warrant, respectively, included in each unit.

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series unless otherwise stated in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock and warrants.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification

The applicable prospectus supplement will describe the circumstances under which we and any unit agent may modify any unit or unit agreement, without first obtaining consent from unit holders, and describe the circumstances under which we and any unit agent will not be permitted to amend any unit or unit agreement we first obtain consent from unit holders.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Title

We and the unit agents and any of our respective agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

FORM OF SECURITIES

We may issue any securities offered in certificated form, book-entry form only, or in the form of one or more global securities, as appropriate. Although this prospectus generally describes the form in which we intend to issue any of the offered securities, the form of any securities offered will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities in and/or outside the United States: (1) through underwriters or dealers; (2) directly to one or more purchasers; (3) through agents; or (4) through a combination of these methods. The applicable prospectus supplement will set forth the terms of the offering of the securities, including the name or names of any underwriters or agents, if any, the purchase price of the securities and the proceeds to us from such sale. In addition, the applicable prospectus supplement will set forth any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Any initial public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the applicable prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased.

If dealers are used in the sale of securities, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of any agreement, arrangement or understanding with the dealers will be set forth in the applicable prospectus supplement.

The securities may be sold through agents we designate from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We may sell the securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale thereof. The terms of any such sales, including the terms of any bidding or auction process, will be described in the applicable prospectus supplement.

Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

In connection with an offering, certain persons participating in such offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, such persons may overallot such offering, creating a syndicate short position. In addition, such persons may bid for, and purchase, the securities in the open market to cover syndicate shorts or to stabilize the price of the securities. Finally, such persons may reclaim selling concessions allowed for distributing the securities in an offering, if such persons repurchase previously distributed securities in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Such persons are not required to engage in these activities, and may end any of these activities at any time. The securities may or may not be listed on a national securities exchange. We cannot assure you as to the future liquidity of the trading market, if any, for any securities issued.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Warner Norcross & Judd LLP, 111 Lyon Street NW, Grand Rapids, Michigan 49503. The opinions of Warner Norcross & Judd LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinions of Warner Norcross & Judd LLP with respect to securities may be subject to other conditions and assumptions, as indicated in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the SEC (such as us). In addition, you can read and copy our SEC filings at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly filed documents in this prospectus, which means that we may disclose material information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any additional documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) at any time after the initial filing of the registration statement, whether before or after it is declared effective, until the offering of the securities is terminated.

The following documents that we previously filed with the SEC (SEC File No. 001-12162) are incorporated by reference; provided, however, that we are not incorporating, in each case, any document or information deemed to have been furnished and not filed in accordance with SEC rules:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 13, 2014;

(2)	Our Current Report on Form 8-K filed on February 13, 2014; and

(3)	The description of our voting common stock, par value $0.01 per share, contained in our registration statement on Form 8-A (registration no. 001-12162) filed on July 24, 1998, including any amendment or report filed for the purposes of updating such description.

We will provide upon written or oral request at no cost to any person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may direct your request for a copy of such information to BorgWarner Inc., 3850 Hamlin Road, Auburn Hills, Michigan 48326, Attention: Corporate Secretary.

$

% Senior Notes due

% Senior Notes due

Preliminary Prospectus Supplement

Joint Book-Running Managers

BofA Merrill Lynch

Deutsche Bank Securities

Wells Fargo Securities

                    , 2015